EXHIBIT 99




                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                            ADESA PENNSYLVANIA, INC.

                          INTERSTATE AUTO AUCTION, INC.

                                       AND

                         CONSUMERS FINANCIAL CORPORATION







                              Dated ______________
                              ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated ___________, is entered into by and between ADESA PENNSYLVANIA, INC., a Pennsylvania corporation (the "Buyer"), INTERSTATE AUTO AUCTION, INC., a Pennsylvania corporation (the "Seller"), and CONSUMERS FINANCIAL CORPORATION, a Pennsylvania corporation, the sole shareholder of Seller (the "Shareholder").

                                    RECITALS

      A. The Seller is owned one hundred percent (100%) by the Shareholder, and is engaged in owning, maintaining, and operating a wholesale vehicle auc-tion (the "Business")

      B. The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, on a going concern basis, certain assets and properties of Seller used in the Business for cash, all upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants which are made and to be performed by the respective parties, it is hereby agreed as follows:

                                   ARTICLE 0.
                               CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

      Section a.. "Closing" and "Closing Date" shall have the meanings set forth in Section 4.1.

      Section a.. "Employee Benefit Plans" shall mean all written and oral, formal and informal annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation including, without limitation, excess benefit plan, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, non-qualified annuity contracts, insurance arrangements, non-qualified stock options, phantom stock plans, or golden parachute payments, or other similar fringe benefit plans, and all other employee benefit plans or programs (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of the Seller who worked in the Business.

      Section a..  "Environmental Laws" shall have the meaning set forth in
Section 6.25.

      Section a.. "Excluded Assets" shall have the meaning set forth in Sec-tion 2.2.

      Section a..  "Financial Statements" shall have the meaning set forth in
Section 6.6.

      Section a..  "FMV Schedule" shall have the meaning set forth in Section
2.4.

      Section a..  "Hazardous Material" shall have the meaning set forth in
Section 6.25.

      Section a.. "Indemnifying Party" shall have the meanings set forth in Sections 11.1. and 11.2.

      Section a.. "Liens" shall mean any lien, encroachment, easement, encumbrance, mortgage, hypothecation, pledge, conditional sales contract, equity, charge, hire or hire purchase agreement, or other similar conflicting ownership or security interest in favor of any third parties; but, with respect to the Real Estate, shall not include any lien for real estate taxes not yet due and payable and normal and minor encumbrances, including those for utili-ties and rights-of-way, which do not destroy marketability of title or adversely affect in any material respects the right to conduct the Business.

      Section a.. "Losses" shall mean any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including, without limitation, reasonable professional fees and costs of investigation (other than costs of Buyer s Phase I and Phase II, if necessary, site assessments or any follow up thereto), litigation, settlement, and judgment and interest).

      Section a.. "Non-Competition Agreement" shall have the meaning set forth in Section 5.2.

      Section a.. "Permits" shall mean all franchises, permits, licenses, certificates, privileges, immunities, approvals and other authorizations (excluding those required pursuant to laws or regulations relating to the protection of the environment) necessary to own or lease, operate and use the Purchased Assets and carry on and conduct the Business as now conducted.

      Section a..  "Permitted Assignee" shall have the meaning set forth in
Section 13.6.

      Section a.. "Proprietary Rights" shall mean all trademarks, service marks, tradenames, patents, logos, copyrights, and all applications and registrations for any of the foregoing used in the Business.

      Section a..  "Purchased Assets" shall have the meaning set forth in
Section 2.1.

      Section a.. "Purchase Price" shall have the meaning set forth in Section 3.1.

      Section a.. "Real Estate" shall mean the real estate located at RD4, Route 62, Mercer, Mercer County, Pennsylvania, and used in connection with the Business, together with all improvements, rights, easements, rights-of-way and appurtenances thereto, and more particularly described in Exhibit A attached hereto.

      Section a.. "Retained Records" shall mean the Seller's corporate minute book, supporting documents and other records not relating to the Business.

                                   ARTICLE 0.
                         SALE AND PURCHASE OF ASSETS AND
                            ASSUMPTION OF LIABILITIES

      Section a.. The Purchase and Sale. Upon the terms and subject to all of the conditions set forth herein, at the Closing, the Seller shall sell, convey and deliver to the Buyer and the Buyer shall purchase from the Seller, on a going concern basis, free and clear of all Liens, all of Seller s right, title and interest in and to the assets, properties and business (excepting only Excluded Assets) of every kind and description, wherever located, personal or real, tangible or intangible, owned or held by Seller and used or held for use in the Business (collectively, the "Purchased Assets"), including, without limitation, all right, title and interest of Seller in, to and under:

      (a) All inventory for parts and supplies related to the Business, machinery and equipment, furniture, fixtures, and other personal property owned by Seller and used in the Business;

      (b) All of Seller s rights and claims to the extent assignable under the leases and other contracts identified on Schedule 2.1(b);

      (c)   The Proprietary Rights;
      (d)   The Permits listed in Schedule 2.1(d), to the extent assignable;

      (e) All customer lists, royalty rights, processes, trade secrets, know-how and other proprietary or confidential information used in the Business;

      (f) All of Seller's right, title and interest to the ownership and use of the name or any variation thereof and the goodwill associated with the Business;

      (g) All of Seller's right and interest in the telephone number and facsimile number;

      (h) All of Seller's right and interest in the unemployment compensation rating experience of the Business;

      (i) All books and records (including all computer programs and data) of Seller relating to the assets, properties, business and operations of the Business, provided, however, that Seller shall retain the Retained Records;

      (j)   The Real Estate;

      (k) The motor vehicles listed on Schedule 2.1(k) which are not inventory; and

      (l) All of Seller's rights, claims or causes of action against third parties related to the assets, properties, business or operations of the Business arising out of transactions occurring prior to the Closing Date, except for any claims arising in connection with the litigation set forth on Schedule 2.1(l).

      The parties agree that, with respect to real or personal property leased by Seller, the term "Purchased Assets" only includes Seller's right, title and interest in and to such leases and does not include the underlying assets subject to such leases.

      Section a.. Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets used in the Business (herein referred to as the "Excluded Assets"):

      (a)   Seller's cash and cash equivalents;

      (b)   Seller's trade account receivables and other receivables;

      (c)   Seller's prepaid taxes and other prepaid expenses;

      (d)   Seller's marketable securities;

      (e) Seller's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Business which may arise in connection with the discharge by Seller of the liabilities and obligations of the Business which are not expressly assumed by Buyer pursuant to
Section 2.3 below;

      (f) Any employment agreement with any employee of the Seller who works in the Business which is not terminable at will without cost or liability; and

      (g)   The Retained Records.

      Section a.. No Liabilities Assumed. Except as set forth on Schedule 2.1(b), the Buyer shall not assume and Buyer shall not be liable for any debts, obligations, contracts, leases or liabilities of Seller, direct or indirect, known or unknown, absolute or contingent, whether arising or occurring before or after the Closing Date, including, but not limited to, any foreign, federal state, county, or local income taxes of Seller, and other foreign, federal, state, county or local taxes of the Seller, and any obligations or liabilities of Seller relating to the Employee Benefit Plans, including, without limitation, any liabilities or obligations arising under the Employee Retirement Income Security Act, as amended.

      Section a.. FMV Schedule. The Buyer and the Seller have determined the fair market value of the various classes of the Purchased Assets, the covenants contained in the "Non-Competition Agreement" (as defined in Section 5.2 below), and the other rights and benefits conferred hereunder, which fair market values are set forth on Schedule 2.4. Such values shall be adjusted pursuant to
Section 3.3 and as so adjusted shall be referred to as the "FMV Schedule." The parties agree that the consideration described in Section 3.1 shall be allocated, for tax purposes, among the Purchased Assets and the covenants contained in the Non-Competition Agreement in a manner consistent with the FMV Schedule and the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), applying principles of Code Section 338(b)(5) as required by Code Section 1060. The parties shall promptly deliver to each other a copy of the Form 8594 prior to it being filed with the Internal Revenue Service, the contents of which forms shall be consistent with the allocations set forth in this Section 2.4 and Schedule 2.4. The parties agree not to file the Form 8594 without the other party s prior approval, which approval shall not be unreasonably delayed or withheld.

                                   ARTICLE 0.
                                 PURCHASE PRICE

      Section a.. Purchase Price. The aggregate Purchase Price to be paid by the Buyer to the Seller for the Purchased Assets, and the rights and benefits conferred hereunder, shall be Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000), subject to adjustment pursuant to Section 3.3.

      Section a.. Payment. On the Closing Date, the Buyer shall pay to the Seller the Purchase Price by wire transfer as indicated by Seller.

      Section a.. Adjustments. Seller shall prepare and deliver to Buyer at or before the Closing a written schedule of the accrued but unused and unpaid vacation and sick leave of Seller s employees as of the Closing Date and Buyer shall either authorize payment by Seller of such accrued vacation and sick leave or shall assume Seller s obligation for such accrued vacation and sick leave. If Buyer assumes Seller s obligation, the vacation and sick leave schedule shall be approved in writing, the Purchase Price shall be reduced by such amount, and Buyer shall thereafter hold Seller harmless against claims by each of Seller s employees for the amount of accrued but unpaid vacation and sick leave shown on the approved schedule.

                                   ARTICLE 0.
                                     CLOSING

      Section a.. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 6, 1996, at a time and at such place as may be agreed upon by the parties hereto, or on such other date mutually agreed upon by the parties hereto. The date of the Closing is sometimes referred to herein as the "Closing Date."

      Section a.. Deliveries by the Seller. At the Closing, the Seller shall deliver the following items to the Buyer:

      (a) Certified resolutions of the Board of Directors and Shareholder of the Seller authorizing the execution, delivery and performance of this Agree-ment by the Seller and the consummation of the transactions contemplated herein;

      (b) Executed documents of transfer and assignment required to transfer title to the Purchased Assets to the Buyer, including without limitation (i) a recordable Special Warranty Deed for the Real Estate in form reasonably satisfactory to Buyer; (ii) a Bill of Sale and Assignment Agreement in form reasonably satisfactory to Buyer and Seller; and (iii) such other deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and delivery as the Buyer may reasonably request;

(c) The Non-Competition Agreement (as defined in Section 5.2 below), duly executed by Seller and Shareholder;

      (d) Such tax clearance certificates as may be reasonably required by the
Buyer to evidence payment of any outstanding tax obligations of the Seller; provided, however, in the event such tax clearance certificates are unavailable at Closing, the Seller shall deliver such tax clearance certificates to Buyer as soon as possible after the Closing; and

      (e) All other previously undelivered items required to be delivered by the Seller to the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Buyer.

      Section 0.1. Deliveries by the Buyer. At the Closing, the Buyer shall deliver, or cause to be delivered, the following items to the Seller:

      (a)   The Purchase Price as required under Section 3.1;

      (b)   The Non-Competition Agreement, duly executed by the Buyer;

      (c) Certified resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein;

      (d) All other previously undelivered items required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Seller.

      Section 0.2. Further Assurances. From time to time after the Closing, Seller shall execute and deliver to Buyer such other instruments of conveyance and transfer and such other documents as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and to put Buyer in possession of, the Purchased Assets and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties and which consent has not been obtained prior to the date of Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is not obtained, to use its best efforts to secure to Buyer the benefits thereof in some other manner.

      Section 0.3. Change in Corporate Name. Within sixty (60) days of Closing, Seller shall change its corporate name to a name which does not include the term "Interstate Auto Auction, Inc." or similar words or terms, and neither Seller nor the Shareholder shall thereafter use such words in any business activities it or they conduct after such required change. During the period after Closing in which the Seller is permitted to use the name "Interstate Auto Auction, Inc.," Seller shall use such name only for purposes of dissolving and winding up the affairs of the Seller. During such period, the Seller hereby consents to the Buyer using such name in conducting the Business and agrees to provide any documentation necessary to effectuate such consent.

                                    ARTICLE I
                              ADDITIONAL AGREEMENTS

      Section 1.1. Expenses. Except as otherwise stated herein, the Buyer and the Seller will pay their own expenses incident to the preparation and carrying out of this Agreement and the expenses and fees involved in the preparation and delivery of all documents and reports required to be delivered by or on behalf of it hereunder. The Seller and Buyer shall equally share the cost of all sales and transfer taxes due as a result of the consummation of the transactions contemplated herein; provided, however, that, Buyer shall pay all sales and transfer taxes due as a result of the sale of the motor vehicles set forth on
Schedule 2.1(k) and Buyer shall pay all recording fees. Notwithstanding anything in this Section 5.1 to the contrary, the Buyer shall pay all expenses associated with the ALTA Owner s Title insurance policy relating to the Real Estate, and the expenses associated with the ALTA Survey for the Real Estate.

      Section 1.2. Non-Competition Agreement. The Buyer, Seller, and Shareholder shall enter into a Non-Competition Agreement at the Closing in substantially the form attached hereto as Exhibit B (the "Non-Competition Agreement").

      Section 1.3. Consents and Approvals. Buyer and Seller shall cooperate with each other and each make good faith efforts to obtain all required consents and approvals to the consummation of the transactions contemplated hereunder.

      Section 1.4.  Confidentiality.

      (a) From and after the date hereof, each party hereto and its respec-tive accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto and refrain from using any such information which is not otherwise publicly available, notwithstanding the termination of this Agreement; provided, however, that a party may disclose such information to the extent the party is advised in writing by its legal counsel that disclosure is required by law; provided, further, that in such event the party intending to so disclose such information shall give the other party prompt notice permitting the other party to seek a protective order or such other remedy as may be desired.

      (b) The Seller and Shareholder agree that, at all times from and after the Closing Date, they shall keep secret and retain in strictest confidence, and shall not use for their benefit or for the benefit of others, confidential information with respect to the Business, including, but not limited to, know-how, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans other than any of the foregoing which are in the public domain prior to any disclosure by the Seller and except as required by law.

      Section 1.5. Accounts Receivable. For a period of sixty (60) days after Closing (the Collection Period ), Buyer shall make reasonable, good faith efforts, consistent with its own practices, to collect Seller's accounts receivable as of and through the close of business on the Closing Date (the
 Accounts Receivable ), and shall remit the amount of all such accounts collected to Seller on the 15th day and 30th day of each month following the Closing Date and as set forth in this Section 5.5. Seller and Buyer agree to cooperate reasonably with one another during the Collection Period in connec-tion with the collection of such Accounts Receivable, including, without limitation, providing each other upon request with information with respect to the amount, nature, documentation and status of such Accounts Receivable. Any amounts received by Buyer at any time after the Collection Period which relate to the Accounts Receivable shall be remitted within ten (10) days to Seller.

      Buyer shall apply the proceeds of such Accounts Receivable collected to payment of those accounts payable or vehicle transactions which match or correspond to the particular collected Accounts Receivable and which have not been previously paid. Any additional amounts which cannot be matched or shown to correspond with either Seller s or Buyer s receivables shall be retained by Buyer. Buyer shall provide a written accounting to Seller of such Accounts Receivable collected.

      Nothing herein contained shall make Buyer responsible or liable for any such account receivable which Buyer is unable to collect as provided herein.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER

      The Seller and Shareholder represent and warrant to the Buyer, and the Buyer in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that, except as set forth in certain "Schedules" which are referred to herein and which have been delivered by Seller just prior to the execution and delivery of this Agreement to Buyer:

      Section 2.1.  Title to the Purchased Assets.  Except as set forth on
Schedule 6.1, the Seller has good title to all of the Purchased Assets free and clear of any Lien. On the Closing Date, the Seller will have complete and unrestricted power and the unqualified right to sell, assign, transfer, convey and deliver to the Buyer, and will transfer and convey to the Buyer at the Closing, and the Buyer will acquire at the Closing, good and valid title to the Purchased Assets free and clear of any Lien.

      Section 2.2. Valid and Binding Agreement. The Seller has taken all necessary corporate action to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally.

      Section 2.3. Corporate Organization. The Seller is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to carry on the Business as currently conducted and to own the properties and assets it now owns with respect to the Business. The Seller is licensed or qualified and is in good standing to do business as a foreign corporation in any other jurisdictions where the nature of the Business or character or location of its assets requires such license or qualification.

      Section 2.4. No Violation, Etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Seller or Shareholder with any of the provisions hereof will
(i) violate or conflict with any provisions of the Articles of Incorporation or By-laws of the Seller or Shareholder, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or Shareholder, or (ii) except as set forth on Schedule 6.4, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any Lien, upon any of the properties or assets of the Seller or Shareholder used in the Business under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of the Seller or Shareholder except for any such violation, conflict, breach or default which would not have a material adverse effect on the Business.

      Section 2.5.  Consents and Approvals.  Except as set forth on Schedule
      6.5
and Schedule 6.25, no material permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by the Seller and Shareholder of this Agreement or the consummation by either of them of the transactions contemplated hereby and no consent of any third party is required to consummate any of the transactions contemplated hereby.

      Section 2.6. Financial Statements. The reviewed financial statements of the Seller for the year ended December 31, 1995, as well as the interim financial statements for the periods ended March 31, 1996 and June 30, 1996 (the
"Financial Statements") have been prepared in accordance with generally accepted accounting principles.

      Section 2.7. Interim Operations and Absence of Certain Changes. Since December 31, 1995, except as set forth on Schedule 6.7, the Business has been conducted only in the ordinary course and consistent with past practice and the Seller did not, with respect to the Business:

              (i)  suffer any damage, destruction or loss of tangible assets in excess of $10,000.00;

              (ii) suffer any change in its financial condition, assets not covered by insurance, liabilities or business or suffer any other event or condition of any character which individually or in the aggregate had or has a material adverse effect on the financial condition, earnings, or prospects of the Business, or materially diminishes the value of the Purchased Assets as a whole;

             (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

              (iv) waive any claims or rights of substantial value, except in each case in the ordinary course of business;

               (v) except for purchase money security interests, pledge or permit the imposition of any lien on or sell, assign, transfer or otherwise dispose of any of the tangible assets used in the Business, except the sale of inventory in the ordinary course of business;

              (vi)  sell, assign or otherwise transfer any Proprietary Rights;

             (vii) make any change in any method of accounting or accounting principle or practice;

            (viii) write up or down the value of the inventory, except for write-ups or write-downs and other determinations in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

              (ix) grant any general increase in the compensation payable or to become payable to the employees of the Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the compensation payable or to become payable to any employee, or make any bonus payments to any employee, except for normal merit and cost of living increases in the ordinary course of business and in accordance with past practice;

               (x) lose or learn of the prospective loss of any account which would have a material adverse effect on the earnings of the Business;

              (xi) make capital expenditures or commitments in excess of $2,000.00 in the aggregate; or

             (xii) agree, whether in writing or otherwise, to take any action described in this Section 6.7.

      Section 2.8. Employee Benefit Plans. Schedule 6.8 is a true and com-plete list of all Employee Benefit Plans. Except as set forth on Schedule 6.8, the Seller is not a party to any employee agreement, understanding, plan, policy, procedure or arrangement, whether written or oral, which provides compensation or fringe benefits to employees of the Business and the Seller has no direct or indirect, actual or contingent liability for any Employee Benefit Plan, other than to make payments for contributions, premiums or benefits when due, all of which payments have been timely made. None of the Purchased Assets are subject to any lien or security interest under Section 302(f), 306(a), 307(a) or 4068 of
ERISA or Section 401(a)(29) or 4l2(m) of the Code and, no plan is a defined benefit plan, as defined in Section 414(j) of the Code.

      Section 2.9.  Compliance with Law, Etc.  Except as set forth on Schedule
6.9 and Schedule 6.25, the Seller has been, is and on the Closing Date will continue to be in compliance in all material respects with all laws applicable to the Business (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign) including, without limitation, all applicable building, zoning, occupational safety and health, pension, fair employment, equal opportunity or similar laws, rules, regulations and ordinances and all requirements imposed in writing by an insurance carrier.

      Section 2.10. Litigation, Claims. Schedule 6.10 contains a complete and accurate list of (a) all claims, actions, suits, proceedings or investigations pending or, to best of the knowledge of Seller s senior management or executive officers, threatened by or against the Seller and relating to the Business of which the Seller is aware, and (b) all judgments, decrees, arbitration awards, agreements or orders binding upon the Seller and relating to the Business.

      Section 2.11. Trademarks, Patents, Etc. Schedule 6.11 sets forth an accurate and complete list of Proprietary Rights. The Seller owns or possesses the Proprietary Rights and all royalty rights, trade secrets, confidential information, know how, rights to relief for known or unknown past infringements, that are required to conduct the Business as now conducted without conflict with the rights of others. The Seller has the right to use the Proprietary Rights (including applications for any of the foregoing) used in connection with the Business. The Proprietary Rights are assignable to the Buyer and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted by any person to the use of any of the Proprietary Rights, or challenging or questioning the Seller's right to such use, and there is no basis for any such claim.

      Section 2.12. Liens. Except as set forth in Schedule 6.1 hereto, none of the Purchased Assets are subject to any Lien.

      Section 2.13. Insurance. All insurance policies and fidelity bonds relating to the Purchased Assets, are set forth on the Certificate of Insurance delivered to the Buyer as Schedule 6.13. If the Seller receives, prior to the Closing, any notice of cancellation or other termination of any such policies presently in effect, the Seller will promptly inform Buyer of such notice and will use its best efforts to replace such policies not later than a date prior to the effective date of any such cancellation or other termination with policies providing substantially the same coverage. Except for the non-renewal of its property and casualty insurance package in September, 1995, the Seller has not been refused any insurance with respect to the Business or the Purchased Assets, nor has coverage been limited by any insurance carrier to which it has applied for such insurance or with which it has carried such insurance, during the last two years.

      Section 2.14. Disclosure. No representation or warranty by the Seller and Shareholder to the Buyer contained in this Agreement, and no statement contained in the Schedules hereto or any certificate furnished to the Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

      Section 2.15. Inventory. All of the inventory of the Business is at RD4,
Route 62, Mercer, Pennsylvania 16137.

      Section 2.16. Tangible Personal Property. Schedule 6.16A includes all of the material tangible personal property (other than inventory) and the material fixed assets used in the Business. Schedule 6.16B lists all material tangible personal property leased by the Seller and used in the Business and the location thereof. Except as set forth on Schedule 6.16B, none of such leases contain any covenant or restriction preventing or limiting the consummation or the transactions contemplated hereunder. All of the tangible property is at the same locations as the inventory as set forth in Section 6.15.

      Section 2.17. Real Property. The Seller owns the Real Estate free and clear of any Liens, except as set forth on Schedule 6.17. With respect to the Real Estate, except as set forth on Schedule 6.17 and Schedule 6.25, there does not exist on the date hereof (i) any building or zoning violations which would affect the present use of the Real Estate and have a material adverse effect on the Business; (ii) any liability which might be asserted with respect to the Real Estate under any Environmental Laws; (iii) any pending or proposed condemnation of all or any part of the Real Estate; or (iv) any pending or proposed special assessment for work relating to all or any part of the Real Estate. The buildings and any other improvements included in the Real Estate have no material structural defects.

      Section 2.18. Employee Relations. No union organizing efforts known to the Seller have been conducted within the past five years or are now being conducted in respect of the Business; the Seller has not at any time during the past five years had, nor to the knowledge of the Seller, is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble with respect to the Business; and the Seller has never been a party to any collective bargaining or similar labor agreement with respect to the Business.

      Section 2.19. Employees. Schedule 6.19 sets forth a substantially complete and accurate list in all material respects of all employees of the Seller who work in the Business showing for each his or her name, hire date, current job title or description, current salary level (including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid during the most recently completed fiscal year, and describing any existing contractual agreement with each such employee.

      Section 2.20. Governmental Authorizations. The Seller has all licenses or other authorizations from governmental, regulatory or administrative agencies or authorities required for the conduct of the Business, each of which will be in full force and effect on the Closing Date. Except as specified in Schedule
6.5 and Schedule 6.25, no registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to enable the Buyer to continue the operation of the Business as presently conducted in all material respects.

      Section 2.21. Tax Matters. All tax and information returns and related information required to be filed by or on behalf of the Seller prior to the date hereof as a result of its operation of the Business prior to the date hereof, including, but not limited to the notices required by 72 P.S. Section 1403, have been prepared and filed in accordance with applicable law, and all taxes, interest, penalties, assessments or deficiencies that have become due pursuant to such returns or any assessments or otherwise have been paid in full. All such returns are true and correct in all material respects and there is no unresolved claim concerning the Seller's federal, state and local tax liabilities. All monies required to be withheld by Seller from employees of the Business or otherwise for income taxes, social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, and the Seller is not liable for any taxes or penalties for failure to comply with any of the foregoing.

      Section 2.22.  Permits.

      (a) Seller owns, holds or possesses all the Permits. Schedule 2.1(d) sets forth a list and brief description of the Permits.

      (b) Seller has fulfilled and performed its obligations under each of the
Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Permits or which authorizes or, after notice or lapse of time or both, would authorize revocation or termination of any of the Permits, or which may adversely affect in any material respect the rights of Seller under any of the Permits. No notice of cancellation, of default or of any material dispute concerning any of the Permits, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, Seller or Shareholder.

      Section 2.23. Broker's or Finder's Fees. Any agent, broker, investment banker, person or firm acting on behalf of the Seller or Shareholder or under the authority of the Seller or Shareholder shall be paid by the Seller.

      Section 2.24. Assets in the Business. The Purchased Assets and the Excluded Assets constitute all of the assets used by Seller to operate the Business.

      Section 2.25.  Environmental Matters.

      (a) As used in this Agreement "Hazardous Material" shall mean: (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental
Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), (ii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iii) any petroleum in a material quantity, including crude oil and any fraction thereof; (iv) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (v) any asbestos, polychlorinated biphenyl (PCB), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (vi) any other substance, regardless of physical form, that is subject to any past or present federal, state or local governmental statute, requirement, rule of liability or standard of conduct relating to the protection of human health, plant life, animal life, natural resources or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source.

      (b) Any Hazardous Material at, under or on any properties owned, leased, operated or controlled by the Seller have been processed, distributed, used, treated, stored, disposed of, transported or handled with care such that they will not have a material adverse effect on the condition (financial or otherwise), properties, assets, operations or prospects of the Business.

      (c) Except as set forth on Schedule 6.25, neither the Seller nor its predecessors in interest have any obligation or liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any federal, state or local law, rule, or regulation or common law, and regulations, or under any code, order, decree, judgment or injunction applicable to the Seller or its predecessors in interest or any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (hereinafter collectively referred to as "Environmental Laws") where such obligation or liability could have a material adverse effect on the Business.

      (d) Except as indicated on Schedule 6.25, there are no specific facts or circumstances (i) that would indicate that the Business is not, or will not be prior to Closing, in compliance in all material respects with the Environmental Laws and with the provisions of the Federal Occupational Safety and Health Act, nor (ii) that would indicate the Seller's operation of the Business gives rise to any liability to any person, contingent or otherwise, under the Environmental
Laws.

      (e) Except as set forth on Schedule 6.25, the Seller possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to Environmental Laws necessary to conduct the Business.

      (f) Except as set forth on Schedule 6.25, no claims involving the Business have been made against the Seller or its predecessors in interest during the past five years (except minor claims, all of which have been resolved without materials fines or penalties) and no presently outstanding citations or notices involving the Business have been issued against the Seller under the Environmental Laws where such could have a material adverse effect on the condition (financial or otherwise), properties, assets, operations or prospects of the Business, including, without limitation, any such obligation or liability relating to or arising out of or attributable, in whole or in part, to:

            (i) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material involving the
Business by the Seller or its predecessors in interest, or any of their respective employees, agents or representatives in connection with or in any way arising from or relating to the Seller or its predecessors in interest or any of its respective properties;

            (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material, by any other person at, on or under any real property or any other location where such could have a material adverse effect on the condition (financial or otherwise), properties, assets, operations.

      (g) The Seller has not been subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any violation or potential liability under the Environmental Laws where such could have a material adverse effect on the condition (financial or otherwise), properties, assets, operations or prospects of the Business, nor, except as set forth in Schedule 6.25, is the Seller or Shareholder aware of any information, whether or not confirmed or reported, which could give rise to any such potential liability.

      (h) No real property, site or facility (as defined in the Act of 1980, 42 U.S.C. Section 9601(9) ("CERCLA")) of the Seller involved in the Business is
(i)
listed or proposed for listing on the National Priority List or, is (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information
System List ("CERCLIS") promulgated pursuant to CERCLA, or any comparable list maintained by any foreign, state or local government authority.

      (i) Except as set forth in Schedule 6.25, there are no underground storage tanks at any real property, site or facility (as defined in CERCLA) of the Seller.

      (j) The Seller has delivered to the Buyer true, complete and correct copies or results of any reports, studies, analyses, tests or monitoring in the possession of or initiated by the Seller pertaining to the Business and to the existence of Hazardous Materials and any other environmental concerns relating to any of the Business' facilities, or sites or real property owned, leased, operated, used or controlled by the Seller or any of its predecessors in interest, involving the Business or concerning compliance with or liability under the Environmental Laws.

      (k) Except as set forth on Schedule 6.25, there are no polychlorinated biphenyls in or at any premises owned, operated or controlled by the Seller.

      (l) There is no asbestos or asbestos containing materials at the properties and assets owned, leased, operated or controlled by the Seller, and further warrants and represents that, except as set forth on Schedule 6.25, the facilities on such properties comply with the Environmental Laws including, but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos.

      Section 2.26. Effective Date of Representations and Warranties. Each representation and warranty set forth in this Article VI together with the Schedules shall be deemed to be made on and as of and speak on and as of the date hereof.
                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      THE Buyer represents and warrants to the Seller, and the Seller in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, that:

      Section 3.1. Organization and Power. The Buyer is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority (corporate and other) to own, lease and operate its properties, to carry on its business and to enter into this Agreement and consummate the transactions contemplated hereby.

      Section 3.2. Valid and Binding Agreements. All necessary action on the part of the Buyer has been taken to authorize the execution and delivery of this
Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditors' rights generally.

      Section 3.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) violate or conflict with the Articles of Incorporation or the By-Laws of the Buyer or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer, or (ii) violate or conflict with, or result in a breach of any of the provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon the stock or any of the properties or assets of the Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of the Buyer.

      Section 3.4. Consents and Approvals. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby and no consent of any third party is required to consummate any of the transactions contemplated hereby.

      Section 3.5. Broker's or Finder's Fees. Any agent, broker, investment banker, person or firm acting on behalf of the Buyer or under the authority of the Buyer shall be paid by the Buyer.

                                   ARTICLE IV
                            COVENANTS PENDING CLOSING

      Section 4.1. Compliance with Law. Except as set forth on Schedule 6.25, prior to Closing, the Seller will promptly comply in all material respects with all laws and regulations applicable to the Business and all laws and regulations with which compliance is required for the valid consummation of the transactions contemplated hereby and will promptly notify the Buyer of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violation or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or, to the Seller's and Shareholder's knowledge, threatened or contemplated, which could affect the Purchased Assets or the Business.

      Section 4.2. Operation of Business Prior to Closing. From and after the date hereof until the Closing, and except as otherwise contemplated by this Agreement or with the specific prior written consent of the Buyer, the Seller covenants and agrees as follows:

(a) The Seller shall conduct the Business in the ordinary course, consistent with past practices;

      (b) The Seller shall not enter into any contract or commitment entailing a commitment, or make any expenditures for, property or equipment to be used in the Business in excess of $2,000.00 in any single transaction;

      (c) The Seller shall not enter into any new employment agreement, sales agency agreement or other contract for the performance of personal services in connection with the Business which is not terminable without liability upon no more than thirty (30) days' notice or grant any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee or to any agent or consultant in the Business over the levels in effect on the date hereof other than normal merit increases of officers and employees or increases required by applicable law;

      (d) The Seller will use its best efforts to preserve the Business intact and the goodwill of customers and others having business relations with the Seller and to keep available the employees of the Seller;

      (e) The Seller will maintain the Purchased Assets in as good as state of operating condition and repair they are on the date of this Agreement, except for ordinary wear and tear;

      (f) The Seller will not terminate or modify any leases, contracts, governmental licenses, permits, or other authorizations or agreements materially affecting the Purchased Assets or the Business or the operation thereof;

      (g) The Seller will keep in force all policies of insurance covering or relating to the Purchased Assets;

      (h) The Seller will not do or omit to do any act, or permit any act or omission to act, which may cause a breach of any representation, warranty, covenant or agreement made by Seller herein;

      Section 4.3. Access. At all times prior to the Closing, the Seller shall provide the Buyer and its representatives, at Buyer's sole expense, with full access to, and will make available for inspection and review, all properties, personnel, books, records and accounts of the Seller in order that the Buyer may have full opportunity to make such investigation as it shall desire to make of the Business. It is understood that the Buyer shall be permitted to maintain personnel on the premises of the Seller during customary business hours to confer with the Seller's management, accountants, attorneys and other third parties reasonably requested for verification of any information obtained pursuant hereto. The Seller also consents to the examination by the Buyer's accountants of work papers and other records of Seller's accountants pertaining to the Business and will cooperate with Buyer to obtain such access and related information from Seller's accountants. Notwithstanding anything to the contrary contained herein, Seller shall control all access by Buyer to the Business, the Purchased Assets and the employees of the Business prior to the Closing and all such access shall be upon reasonable advance notice and during business hours. The Buyer shall not generally announce or disclose the transaction contemplated hereunder to the employees of the Business until after the Closing without the consent of Seller.

      Section 4.4.  Completion of Seller and Shareholder Schedules and Buyer
      Due
Diligence. The Seller and Shareholder have completed and delivered to Buyer the
 Schedules referred to in Article VI of this Agreement. Buyer had until October 30, 1996 to review such Schedules and to complete its legal, accounting, business and environmental due diligence investigation of the Business and Purchased Assets.

      Section 4.5. Best Efforts. The Buyer and the Seller each agree to use their respective best efforts in good faith in order to consummate the transactions contemplated by this Agreement.

ARTICLE V
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

      Notwithstanding anything in this Agreement to the contrary, all obligations of the Buyer that are to be discharged under this Agreement at the Closing are subject to the Seller's fulfillment, at Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by the Buyer at any time at or prior to the Closing) and the Seller shall use its best efforts to cause each of such conditions to be satisfied:

      Section 5.1. Representations and Warranties. On the Closing Date, the representations and warranties of the Seller and Shareholder set forth in
Article VI of this Agreement together with the Schedules thereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the authorized officer of the Seller and the Shareholder to such effect.

      Section 5.2. Covenants, Agreements and Conditions. The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the President or the Vice President of the Seller to such effect.

      Section 5.3. No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in the Purchased Assets or the financial condition or earnings prospects of the Business of the Seller.

      Section 5.4. Consents and Approval. All corporate and other proceedings, as applicable, to be taken by Seller and all material consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, Sommer & Barnard, PC, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

      Section 5.5. Proceedings. No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby or Buyer's conduct of Business post Closing.

      Section 5.6. Governmental Approvals. Except as set forth on Schedule 9.6, Buyer shall have received all necessary governmental consents, authorizations, licenses and permits required in connection with the transactions contemplated hereby or to conduct the business of a wholesale vehicle auction.

      Section 5.7. Deliveries. The Seller shall have delivered to the Buyer the items referred to in Section 4.2.

      Section 5.8. No Liens. There shall be no Liens on the Purchased Assets which are not released at the Closing.

      Section 5.9. Opinion of Counsel. The Seller and Shareholder shall have delivered to Buyer an opinion, dated as of the Closing Date, of counsel in the form and substance, reasonably satisfactory to Buyer as to the matters set forth in Sections 6.2, 6.3 and 6.4(i), and to the best of counsel s knowledge, as to the matters set forth in Sections 6.4(ii), 6.5, 6.9, 6.10, and 6.20.

      Section 5.10. Notice to Pennsylvania Department of Revenue. The Seller shall have given the Pennsylvania Department of Revenue all notices required by 72 P.S. Section 1403.

      Section 5.11. Survey and Title Insurance Commitment. The ALTA survey of the Real Estate obtained by the Buyer, and the ALTA Owner's Title insurance
policy relating to the Real Estate shall reflect that Seller has good and marketable title to the Real Estate free and clear of any Lien other than any encumbrances, easements or restrictions of record which, in the sole determination of the Buyer, do not adversely affect marketability of title to the Real Estate.

      Section 5.12. Uninsured Loss. There shall have been no uninsured loss, damage to or destruction of the Purchased Assets. In the event of any insured loss, the Buyer shall have the exclusive right to the insurance proceeds and the
Seller shall reimburse the Buyer for any deductible at or prior to Closing. In the event of an uninsured loss and the waiver of this Section 9.12 by the Buyer, the Seller shall pay to Buyer an amount equal to the uninsured portion of such loss at or prior to Closing.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

      All obligations of the Seller that are to be discharged under this Agreement at the Closing are subject to the Buyer's fulfillment at the Closing or effective as of the Closing Date of each of the following conditions (unless expressly waived in writing by the Seller at any time at or prior to the Closing) and the Buyer shall use its best efforts to cause each of such conditions to be satisfied:

      Section 6.1. Representations and Warranties. On the Closing Date, the representations and warranties of the Buyer set forth in Article VII of this Agreement together with the Schedules thereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and the Seller shall have received at the Closing a certificate, dated the Closing Date, signed by the authorized officer of the Buyer to such effect.

      Section 6.2. Covenants, Agreements and Conditions. The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Seller shall have received at the Closing a certificate, dated the Closing Date, signed by the authorized officer of the Buyer to such effect.

      Section 6.3. Proceedings. No action or proceeding shall be pending or threatened to restrain or prevent the consummation of the transactions contemplated hereby or Buyer's conduct of the Business post Closing.

      Section 6.4. Corporate Proceedings. All corporate and other proceedings, as applicable, to be taken by Buyer, and all material consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, Peter J. Kramer, 1200 Camp Hill
Bypass,
Camp Hill, Pennsylvania 17001-0026, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

      Section 6.5. Government Approvals. Except as set forth on Schedule 9.6, there shall have been received all necessary and material governmental consents or authorizations required in connection with the transactions contemplated hereby.

      Section 6.6. Deliveries. The Buyer shall have delivered to the Seller the items referred to in Section 4.3.

      Section 6.7. Opinion of Counsel. The Buyer shall have delivered to the Seller and Shareholder, dated as of the Closing Date, an opinion of counsel, in the form and substance, reasonably acceptable to the Seller and Shareholder as to the matters set forth in Sections 7.1, 7.2, 7.3(i) and to the best of counsel s knowledge, as to matters set forth in Sections 7.3(ii) and 7.4.

                                   ARTICLE VII
                              POST CLOSING MATTERS

      Section 7.1.  Indemnification by Seller and Shareholder.

      (a) Subject to the provisions of Section 13.1, the Seller and Shareholder shall protect, defend, hold harmless and indemnify the Buyer, its officers, directors, shareholder, employees and agents, and their respective successors and assigns from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following:

            (1) Any breach of any representation or warranty made by the Seller or Shareholder in this Agreement or contained in any certificate executed by the Seller and delivered to the Buyer in connection with this Agreement;

            (2) Any breach or non-fulfillment of any covenant or agreement made by the Seller in this Agreement;

            (3) Any obligation or liability of the Seller, other than liabilities of Seller specifically assumed by Buyer as set forth on
      Schedule 2.3;

            (4) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses (including, without limitation, interest, penalties, reasonable legal fees and accounting fees) arising out of and attributable to the Seller s use of the landfill operated by Tri-County Industries, Inc. asserted within two (2) years following the Closing Date;

            (5) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses (including, without limitation, interest, penalties, reasonable legal fees and accounting fees) arising out of and attributable to the Seller s use of any portion of the open dump area on the Real Estate for the on-site disposal of waste asserted within two (2) years following the Closing Date; and

            (6) Any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses (including, without limitation, interest, penalties, reasonable legal fees and accounting fees) incident to the foregoing and the enforcement of the provisions of this Section 11.1;

provided, however, that Buyer shall not be entitled to make a claim for indemnification under this Section 11.1 until Losses giving rise to an obligation of the Seller and Shareholder to indemnify the Buyer pursuant to this
Section 11.1 in the aggregate equal or exceed Fifty Thousand Dollars ($50,000) (the Threshold Level ); provided further, that, once the Threshold Level is satisfied Seller and Shareholder shall indemnify the Buyer from the first dollar of Losses giving rise to an obligation of the Seller and Shareholder to indemnify the Buyer pursuant to this Section 11.1.

      (b)   Whenever the Buyer shall learn of a claim which, if allowed
      (whether
voluntarily or by judicial or quasi-judicial tribunal or agency), would give rise to an obligation of the Seller and Shareholder (the "Indemnifying Party") to indemnify the Buyer pursuant to this Section 11.1, before paying the same or agreeing thereto, the Buyer shall promptly notify the Indemnifying Party in writing of all such facts within the Buyer's knowledge with respect to such claim and the amount thereof. If, prior to the expiration of fifteen (15) days from the date notice is deemed to have been given pursuant to Section 13.2, the Indemnifying Party shall request, in writing, that such claim not be paid, the Buyer shall not pay the same, provided the Indemnifying Party proceeds promptly, at the expense of the Indemnifying Party (including employment of counsel reasonably satisfactory to the Buyer), to settle, compromise or litigate, in good faith, such claim. After notice from the Indemnifying Party requesting the
Buyer not to pay such claim and the Indemnifying Party's assumption of the defense of such claim at its expense, the Indemnifying Party shall not be liable to the Buyer in connection with the defense thereof. However, the Buyer shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation. The Buyer shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Buyer or where any delay in payment would cause the Buyer an economic loss. The Buyer shall not be required to notify the Indemnifying Party prior to settling any claim described in this Section
11.1(b)
of less than $50,000.00.  The failure to provide notice as provided in this
Section 11.1(b) shall not excuse the Indemnifying Party from its continuing obligations hereunder, however the Buyer's claim shall be reduced by any damage to the Indemnifying Party resulting from the Buyer's delay or failure to provide notice as described in this Section 11.1(b).

      Section 7.2.  Indemnification by Buyer.

      (a) Subject to the provisions of Section 13.1, the Buyer shall protect, defend, hold harmless and indemnify the Seller and Shareholder, their officers, directors, employees and agents, and their respective successors and assigns from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following:

                  (1) Any breach of any representation or warranty, made by the Buyer in this Agreement or contained in any certificate executed by the Buyer and delivered to the Seller in connection with this Agreement;

                  (2) Any breach or non-fulfillment of any covenant or agreement made by Buyer in this Agreement; and

                  (3) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, interest, penalties reasonable legal fees and accounting fees)
      incident to the foregoing and the enforcement of the provisions of this
      Section 11.2.

      (b) Whenever the Seller shall learn of a claim which, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would give rise to an obligation of the Buyer (the "Indemnifying Party") to indemnify the Seller pursuant to this Section 11.2, before paying the same or agreeing thereto, the Seller shall promptly notify the Indemnifying Party in writing of all such facts within the Seller's knowledge with respect to such claim and the amount thereof. If, prior to the expiration of fifteen (15) days from the date notice is deemed to have been given pursuant to Section 13.2 below of such notice, the Indemnifying Party shall request, in writing, that such claim not be paid, the Seller shall not pay the same, provided the Indemnifying Party proceeds promptly, at the expense of the Indemnifying Party (including employment of counsel reasonably satisfactory to the Seller), to settle, compromise or litigate, in good faith, such claim. After notice from the Indemnifying Party requesting the Seller not to pay such claim and the Indemnifying Party's assumption of the defense of such claim at its expense, the
Indemnifying Party shall not be liable to the Seller in connection with the defense thereof. However, the Seller shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation. The Seller shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the
Seller or where any delay in payment would cause the Seller an economic loss. The Seller shall not be required to notify the Indemnifying Party prior to settling any claim described in this Section 11.2(b) of less than $50,000.00. The failure to provide notice as provided in this Section 11.2(b) shall not excuse the Indemnifying Party from its continuing obligations hereunder, however the Seller's claim shall be reduced by any damage to the Indemnifying Party resulting from the Seller's delay or failure to provide notice as described in this Section 11.2(b).

                                  ARTICLE VIII
                                   TERMINATION

      Section 8.1. Methods of Termination. This Agreement may be terminated at any time prior to the Closing:

      (a)   by the mutual consent of the Buyer and the Seller;

      (b) by either Buyer or Seller at any time after November 30, 1996 if the
Closing has not occurred on or before such date.

      Section 8.2. Procedure Upon Termination. In the event of termination by the Buyer, the Seller, or both, pursuant to this Article XII, written notice thereof shall promptly be given to the other party or parties and the obligations of the Buyer and the Seller under this Agreement shall, except as set forth below, terminate without further action. Upon any such termination:

      (a) each party will redeliver all documents, work papers and other materials of the other party or parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party or parties furnishing the same;

      (b) all information received by any of the parties shall be held in accordance with Section 5.4; and

      (c) no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise, by reason of any breach or violation of this Agreement by the other party.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1.  Survival of Representations, Warranties and Agreements.
      All
representations, warranties, and agreements of the Buyer, Seller and Shareholder contained in Articles VI and VII herein and in any certificate executed and delivered by any of them in connection with this Agreement, shall survive the Closing Date, and shall remain in full force and effect until two (2) years following the Closing Date, other than the representations and warranties concerning environmental matters set forth in Section 6.25 and Schedule 6.25, which shall terminate at the Closing, regardless of any investigation made by or on behalf of any party hereto, but subject to all limitations and other provisions contained in this Agreement.

      Section 9.2. Notices. All notices, requests, consents and other communications hereunder shall be in writing and may be delivered personally (including by courier), by facsimile or by first-class registered or certified mail, postage prepaid, addressed to the following addresses or to other such addresses as may be furnished in writing by one party to the others:

            if to the Seller:

                  Consumers Financial Corporation
                  1200 Camp Hill Bypass
                  Camp Hill, Pennsylvania 17001-0026
                  Attention:  William J. Walsh, Jr.
                              Executive Vice President
                  Fax No.:  (717) 761-9473
            with a copy to:

                  Peter J. Kramer
                  General Counsel
                  1200 Camp Hill Bypass
                  Camp Hill, Pennsylvania 17001-0026
                  Fax No.:  (717) 761-9473

            if to the Buyer:

                  ADESA Corporation
                  1919 South Post Road
                  Indianapolis, Indiana 46239
                  Attention:  Warren Byrd, General Counsel
                  Fax No:  (317) 862-7307

            with a copy to:

                  Dan L. O'Korn
                  Sommer & Barnard, PC
                  4000 Bank One Tower
                  111 Monument Circle
                  Indianapolis, Indiana 46204-5140
                  Fax No: (317) 236-9802

      Service of any such notice or other communication so made by mail shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry or certification receipt.

      Section 9.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to such jurisdiction's conflicts of laws principles. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal court for the federal district which includes Mercer, Pennsylvania or state court in Mercer, Pennsylvania having subject matter jurisdiction.

      Section 9.4. Modification; Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the Buyer and the Seller. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

      Section 9.5. Entire Agreement. This Agreement, the exhibits hereto, the Schedules and any other agreements or certificates delivered pursuant hereto or on the date hereof constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

      Section 9.6. Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Buyer shall be permitted to assign to an affiliated corporation (a "Permitted Assignee") its right hereunder to purchase the Real Estate, equipment, certain inventory and other fixed assets located thereon. In the event of such an assignment, (a) the Permitted Assignee shall take title to such Real Estate, equipment, inventory and other fixed assets directly from Seller at the Closing, and (b) Buyer shall not be relieved of any of its obligations hereunder. Any attempted assignment not permitted hereunder shall be void ab initio. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns as set forth herein.
      Section 9.7. Public Announcements. No public announcement of the terms hereof at any time shall be made by any party without the prior written consent of the other parties, not to be unreasonably withheld or delayed, except to the extent as may be required by law in the opinion of counsel to the Buyer or counsel to the Seller.

      Section 9.8. Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

      Section 9.9. No Third Party Beneficiary. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

      Section 9.10. Execution in Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


"BUYER"                                   "SELLER"



By:   /S/ Warren W. Byrd                        By:     /S/ William J. Walsh,
Jr.

Name:      Warren W. Byrd                      Name: William J. Walsh, Jr.
Title:            Secretary                    Title: Vice President



                                          "SHAREHOLDER"


                                          By:     /S/ R. Fredric Zullinger

                                          Name:       R. Fredric Zullinger

                                                      Senior Vice President and
                                          Title:      Chief Financial Officer